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                                    AGREEMENT

         THIS AGREEMENT, made this 5th day of January, 1996, by and between Tolland Bank, a state-chartered savings bank ("Bank"), and Joseph H. Rossi, an individual ("Employee").

         In consideration of the mutual agreements herein contained, the parties hereto, intending to be legally bound, agree as follows:

         1.   Need for Agreement

                  (a) Because of the prospects of sweeping changes in the industry (e.g., interstate banking, mergers, the continuing transition from traditional savings bank powers to full commercial bank powers, etc.), and
                  (b) because of the need for the Employee to perform his job without undue fear of (a) above, this Agreement sets forth the following:

         2.   Term of Agreement and Renewal Term

                  (a) This Agreement shall commence on January 1, 1996, and shall continue in effect through December 31, 1997. The term of the agreement shall automatically be extended for an additional period of one year ("Renewal Term") upon each successive anniversary of January 1 if neither party hereto, within not more than 60 days prior to the date two (2) years before the expiration date of this agreement including any extensions hereof, has provided the other with a written notice to terminate this agreement. Any such renewal shall be upon the terms and conditions set forth herein unless the parties have agreed in writing to different terms and conditions. It is provided, further, that notwithstanding any such notice by the Bank not to extend, this Agreement shall continue in effect for a period of 24 months beyond the term provided herein if a "change in control of the Bank" or a "potential change in control of the Bank", as defined in Section 3, below, shall have occurred during such term.

         3.   Change in Control

                  (a) No benefits shall be payable hereunder unless there shall have been a change in control of the Bank, as set forth below, and the Employee's employment by the Bank shall thereafter have been terminated in accordance with Section 4. For purposes of this Agreement, a "change in control of the Bank" shall mean a change in control of a nature that would be required to be reported in response to Item 5(f) of Schedule 14A of Regulation 14a promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act"); provided that, without limitation, such a change in control shall be deemed to have occurred if:



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                           (1) any "person" (as such term is used in Sections
13(d) and 14(d) of the  Exchange Act) is or becomes the "beneficial owner"
(as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Bank representing 25% or more of the combined voting power of the Bank's then outstanding securities;
                           (2) during any period of twelve consecutive months,
individuals who at the beginning of such period constitute the Board cease for any reason to constitute a majority thereof unless the election, or the nomination for election by the Bank's shareowners, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.
                  (b) For purposes of this Agreement, a "potential change in control of the Bank" shall be deemed to have occurred if:
                           (1) the Bank enters into an agreement, the
consummation of which would result in the occurrence of a change in control of the Bank; or
                           (2) any person (including the Bank) publicly
announces an intention to take or to consider taking actions which if consummated would constitute a change in control of the Bank; or
                           (3) any person becomes the beneficial owner,
directly or indirectly, of securities of the Bank representing 10% or more of the combined voting power of the Bank's then outstanding securities; or
                           (4) the Board of Directors adopts a resolution to the
effect that a potential change in control of the Bank for purposes of this Agreement has occurred.

         4.   Termination Following Change in Control

                  If any of the events described in Section 3 hereof constituting a change in control of the Bank shall have occurred, the Employee shall be entitled to benefits provided in Section 5, below, upon the subsequent termination of his employment during the term of this Agreement:
                  (a) If the Employee becomes, in the business judgment of the Board of Directors, physically, mentally, or otherwise disabled such that he is unable to perform his duties under this Agreement for a period of six (6) consecutive months; provided, however, such determination by the Board of Directors shall be based on the unanimous opinion of a physician selected each by the Employee and the Bank. If such physicians are not in agreement, the Employee and the Bank shall select a third physician whose decision shall be used by the Board of Directors for their determination.
                  (b) Without cause, provided, however, that:
                      (1) sixty (60) days prior written notice is delivered to Employee, and
                      (2) notice of such termination has been delivered after, simultaneously with, or is in any way connected with a "potential change in control of the Bank" or a "change in control in the Bank" as defined in Subsections (a) and (b) of Section 3, above.
                  (c) With cause: cause shall include personal dishonesty; willful misconduct;


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breach of fiduciary duty involving personal profit; intentional failure to perform stated duties (other than such failure resulting form the Employee's incapacity due to physical or mental illness or any such actual or anticipated failure resulting from the Employee's termination for "Good Reason" as defined in Subsection (d) of this Section 4, below); willful violation of any law, rule, regulation (other than traffic violations or similar offenses), or final cease and desist order or the Federal Deposit Insurance Corporation, or material breach of any provisions of this contract. For purposes of this Subsection, no act, or failure to act, on the Employee's part shall be considered "willful" unless done, or omitted to be done, by the Employee not in good faith and without reasonable belief that the Employee's action or omission was in the best interest of the Bank. Notwithstanding the foregoing, the Employee shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to the Employee a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for that purpose (after reasonable notice to the Employee and an opportunity for the Employee, together with his counsel, to be heard before the Board), finding that in the good faith opinion of the Board the Employee was guilty of conduct set forth above in this Subsection (c) of this Section 4 and specifying the particulars thereof in detail:
                  (d)  With Good Reason
                           The Employee shall be entitled to terminate his
employment for Good Reason.  "Good Reason" shall mean:
                           (1) the assignment to the Employee of any duties
inconsistent with the Employee's status as a senior executive officer of the Bank or any significant or inconsistent alteration in the nature or status of the Employee's responsibilities from those in effect immediately prior to a change in control of the Bank; or
                           (2) a reduction by the Bank in the Employee's annual
salary as in effect on the date hereof or as the same may be increased from time to time; or a reduction in fringe benefits, unless such reduction is made equitably or is applicable to other Bank employees on a non-discriminatory basis; or
                           (3) the relocation of the Bank's principal executive
offices to a location outside the greater Hartford area or the Bank's requiring the Employee to be based anywhere other than the Bank's principal executive offices.

         The Employee's right to terminate his employment pursuant to this Subsection shall not be affected by his incapacity due to physical or mental illness.


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         5.   Compensation Upon Termination or During Disability

                  (a) During any period that the Employee fails to perform his duties under this Agreement as a result of incapacity due to physical or mental illness, the Employee shall continue to receive his full salary at the rate then in effect, including all compensation, for a period not to exceed 12 months or until the Employee is eligible for Long Term Disability benefits, whichever occurs first. Thereafter, the Employee's benefits shall be determined in accordance with the Bank's insurance programs, pension plan, profit sharing and retirement plan then in effect.
                  (b) If the Employee's employment shall be terminated for "Cause" pursuant to Subsection (c) of Section 4 above, the Bank shall pay the Employee his full salary through the Date of Termination at the rate in effect at the time Notice of Termination is given and the Bank shall have no further obligations to the Employee under this Agreement.
                  (c) If the Employee's employment shall be terminated "Without Cause" pursuant to Subsection (b) of Section 4 above, or with "Good Reason" pursuant to Subsection (d) of Section 4 above, the Employee shall be entitled to the benefits provided below:
                           (1) The  Bank  shall  pay  the  Employee  his  full
salary through the Date of Termination at the rate in effect at the time Notice of Termination is given and any incentives earned prior to the Date of Termination but as yet not paid, and
                           (2) the Bank shall pay $25,000 to the Employee at
the time of termination. Such sum shall be paid, at the Employee's election either in a lump sum or on a salary continuation basis, and
                           (3) the Bank shall continue to pay to the Employee
his full salary at his rate of compensation until such payments, including the payment made pursuant to paragraph 5 (c) (2) above, have reached 2.9 times the sum of the Employee's average annual salary and bonuses for the preceding five years and
                           (4) the Bank shall arrange to provide the Employee
with life, disability, accident and health insurance benefits equal to those which the Employee was receiving immediately prior to the Notice of Termination for two years, and
                           (5) the Employee shall not be required to mitigate
the amount of any payment provided for in this Section 5 by any compensation earned by the Employee as the result of part-time or temporary employment by another employer, and
                           (6) in addition to all other amounts payable to the
Employee under this Section 5, the Employee shall be entitled to receive all benefits payable to the Employee under the Bank's vacation policy, pension plan, profit sharing plan and any other plan or agreement relating to retirement benefits.


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         6.   Notice of Termination

                  (a) Any purported termination by the Bank or by the Employee communicated by written Notice of Termination to the other party hereto in accordance with Subsection (b) of this Section 6 shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee's employment under the provision so indicated.
                  (b) A notice, request, demand or other communication required or permitted to be given under this Agreement shall be sufficient if in writing and if delivered personally, or sent by certified or registered mail to the address below or to other such addressee or address as shall be set forth in a notice given in the same manner:

If to the Employee:                 Joseph H. Rossi
                                           45 Washburn Rd.
                                           Canton, CT  06019

If to the Bank (mail):        Tolland Bank
                                           Olde Tolland Common
                                           P. O. Box 156
                                           Tolland, CT 06084

If to the Bank (deliver):     Tolland Bank
                                          348 Hartford Tpke.
                                          Vernon, CT  06066
         7.   Date of Termination

                  "Date of Termination" shall mean:
                  (a) if the Employee's employment is terminated for Disability, thirty (30) days after Notice of Termination is given, provided that the Employee shall not have returned to the performance of his duties on a full-time basis during such thirty (30) day period, and
                  (b) if the Employee's employment is terminated "Without Cause" pursuant to Subsection (b) of Section 4 or for "Good Reason" pursuant to Subsection (d) of Section 4, above, sixty (60) days from the date shown Notice of Termination is given, and
                  (c) if the Employee's employment is terminated for "Cause" pursuant to Subsection (c) of Section 4, above, the date of the Notice of Termination.
         Notwithstanding Subsections (a), (b), and (c) of this Section 7, the party receiving such Notice of Termination shall have thirty (30) days to notify the other party that a dispute exists concerning the termination, and the Date of Termination shall be the date finally determined, either by mutual written agreement of the parties, by a binding arbitration award, or by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected); and provided further that the Date of Termination shall be


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extended by a notice of dispute only if such notice is given in good faith and the party giving such notice pursues the resolution of such dispute with reasonable diligence. Notwithstanding the pendency of any such dispute, the Bank will continue to pay the Employee his full compensation in effect when the notice giving rise to the dispute was given (including, but not limited to, base salary) and continue the Employee as a participant in all compensation, benefit and insurance plans in which the Employee was participating when the notice giving rise to the dispute was given, until the dispute is finally resolved in accordance with this subsection except if such Employee is terminated for "Cause". Amounts paid under this Subsection are in addition to all other amounts due under this Agreement and shall not be offset against or reduce any other amounts due under this Agreement.

         8.   Successors; Binding Agreement

                  (a) The Bank will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Bank to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Bank would be required to perform it if no such succession had taken place. Failure of the Bank to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Employee to terms as the Employee would be entitled under this Agreement if the Employee terminated his employment for Good Reason, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination. As used in this Agreement, "Bank" shall mean the Bank as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.
                  (b) This Agreement shall inure to the benefit of and be enforceable by the Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Employee should die while any amount would still be payable to the Employee under this Agreement if the Employee had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this agreement to the Employee's devisee, legatee or other designee or if there is no designee, to the Employee's estate.

         9.       Validity

                  If for any reason any provision hereof shall be determined to be invalid or unenforceable, the validity and effect to the other provisions hereof shall not be affected thereby.



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         10.      Waiver of Breach

                  The waiver by the Bank or by the Employee of a breach of any provision of the Agreement by the other party shall not operate, or be construed, as a waiver of any other breach of such other party.

         11.      Entire Agreement and Modification

                  This Agreement constitutes the entire agreement between the parties and supersedes all other agreements, arrangements, representations, and communications, oral or written, so that except for the provisions of this agreement the employment relationship between the parties is an at-will relationship which may be terminated at any time by either party. This Agreement shall not be modified or amended except by written agreement of the parties hereto.

         12.      Arbitration and Attorney Fees

                  Claims, disputes or other matters in question between the parties to this Agreement arising out of or relating to this Agreement or breach thereof, shall be subject to and decided by arbitration in accordance with the appropriate rules of the American Arbitration Association currently in effect, unless the parties mutually agree otherwise. The Employee seeking to enforce the terms of this Agreement who prevails is entitled to reasonable attorney fees.

         13.      Applicable Law

                  The parties hereto agree that this Agreement shall be construed and enforced pursuant to the laws of the State of Connecticut except to the extent that such law may be preempted by applicable Federal Law, including regulation, or orders duly issued by the FDIC ("Federal Law"), in which event this Agreement shall be governed and be interpreted by Federal Law.


         IN WITNESS WHEREOF, the parties hereto have set their hands as of the day and year first above written.

EMPLOYEE:                               FOR THE BANK:

/s/ Joseph H. Rossi                         /s/ Francis J. Prichard
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Joseph H. Rossi                             Francis J. Prichard
President & CEO                             Its Chairman of the Board

/s/ Evi S. Connors
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Witness

/s/ Cynthia S. Harris                       CORPORATE SEAL:
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Witness